The information in this Preliminary Pricing Supplement is not complete and may be changed. We may not sell these Securities until the Pricing Supplement is delivered in final form. We are not selling these Securities, nor are we soliciting offers to buy these Securities, in any state where such offer or sale is not permitted.

PRELIMINARY PRICING SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
Subject to Completion	Registration No. 333-228614
Dated February 4, 2021

Pricing Supplement dated February ●, 2021 to the
Prospectus dated December 26, 2018, Prospectus Supplement dated November 19, 2020 and
Product Prospectus Supplement (Equity Securities Linked Notes and Exchange Traded Fund Linked Notes, Series A) dated November 19, 2020
The Bank of Nova Scotia
$
Market Linked Securities – Leveraged Upside Participation to a Cap and Contingent Downside, Principal at Risk Securities
Linked to The Energy Select Sector SPDR® Fund
Due August 17, 2023
The Market Linked Securities – Leveraged Upside Participation to a Cap and Contingent Downside, Principal at Risk Securities, Linked to The Energy Select Sector SPDR® Fund Due August 17, 2023 (the “Securities”) offered hereunder are senior unsecured debt securities of The Bank of Nova Scotia (the “Bank”) and are subject to investment risks including possible loss of the Principal Amount invested due to the negative performance of the Reference Asset and the credit risk of the Bank. As used in this pricing supplement, the “Bank,” “we,” “us” or “our” refers to The Bank of Nova Scotia.
The Securities will not be listed on any securities exchange or automated quotation system.
The Securities will not bear interest. The amount that you will be paid on your Securities at maturity will be based on the performance of The Energy Select Sector SPDR® Fund (which we refer to as the “Reference Asset”) as measured from the Pricing Date to, and including, the Calculation Day. If the Percentage Change (defined below) of the Reference Asset is below -30.00% (the Ending Price is less than the Starting Price by more than 30.00%), you will have full downside exposure to the decrease in the price of the Reference Asset from the Starting Price and, accordingly, you will lose more than 30.00%, and possibly all, of your initial investment. Additionally, the amount you may receive for each $1,000 Principal Amount of your Securities at maturity is subject to a Capped Value of $[1,550.00-1,600.00] per $1,000 Principal Amount of your Securities (to be determined on the Pricing Date). Any payment on your Securities is subject to the creditworthiness of the Bank.
To determine your payment at maturity, we will first calculate the Percentage Change, which is the percentage increase or decrease in the Ending Price (the Fund Closing Price of the Reference Asset on the Calculation Day) from the Starting Price (which will be the Fund Closing Price of the Reference Asset on the Pricing Date), in each case subject to adjustment. The Percentage Change may reflect a positive return (based on any increase in the price of the Reference Asset from the Starting Price to the Ending Price) or a negative return (based on any decrease in the price of the Reference Asset from the Starting Price to the Ending Price). At maturity, for each $1,000 Principal Amount of your Securities:
●
if the Ending Price is greater than the Starting Price (the Percentage Change is positive), you will receive an amount in cash equal to the sum of (1) $1,000 plus (2) the product of (i) $1,000 times (ii) the Percentage Change, times (iii) the Participation Rate of 150.00%, subject to the Capped Value;

●
if the Ending Price is equal to the Starting Price, or less than the Starting Price but not by more than 30.00% (the Percentage Change is zero or negative but not below -30.00%), you will receive an amount in cash equal to $1,000; or

●
if the Ending Price is less than the Starting Price by more than 30.00% (the Percentage Change is negative and below -30.00%), you will receive less than $1,000 and have full downside exposure to the decrease in the price of the Reference Asset from the Starting Price. In this case, you will receive an amount in cash, if anything, equal to the sum of: (1) $1,000 plus (2) the product of (i) $1,000 times (ii) the Percentage Change.

Following the determination of the Starting Price, the amount you will be paid on your Securities at maturity will not be affected by the Fund Closing Price of the Reference Asset on any day other than the Calculation Day. If the Ending Price is less than the Starting Price by more than 30.00%, you will have full downside exposure to the decrease in the price of the Reference Asset from its Starting Price and you will lose more than 30.00%, and possibly all, of your initial investment in the Securities. Further, the amount that you could receive at maturity will not in any circumstances exceed the Capped Value of $[1,550.00-1,600.00] per $1,000 Principal Amount of your Securities (the exact amount to be determined on the Pricing Date). The Securities will not bear interest, and no other payments on your Securities will be made prior to maturity.
The difference between the estimated value of your Securities and the Original Offering Price reflects costs that the Bank expects to incur and profits that the Bank expects to realize in connection with hedging activities related to the Securities. These costs and profits will likely reduce the secondary market price, if any, at which the Underwriters are willing to purchase the Securities. The Underwriters may, but are not obligated to, purchase any Securities. As a result, you may experience an immediate and substantial decline in the market value of your Securities on the Trade Date and you may lose a substantial portion of your initial investment. The Bank’s profit in relation to the Securities will vary based on the difference between (i) the amounts received by the Bank in connection with the issuance and the reinvestment return received by the Bank in connection with such amounts and (ii) the costs incurred by the Bank in connection with the issuance of the Securities and the hedging transactions it effects. The Bank’s affiliates or the Underwriters’ affiliates may also realize a profit from a hedging transaction with our affiliate and/or an affiliate of Wells Fargo Securities, LLC (“WFS”) in connection with your Securities as described under “The Bank’s Estimated Value of the Securities”.
The return on your Securities will relate to the price return of the Reference Asset and will not include any dividends or other distributions paid on the Reference Asset. The Securities are derivative products based on the performance of the Reference Asset. The Securities do not constitute a direct investment in the Reference Asset or any of the shares, units or other securities represented by the Reference Asset. By acquiring Securities, you will not have any direct economic or other interest in, claim or entitlement to, or any legal or beneficial ownership of the Reference Asset or any such share, unit or security and will not have any rights as a shareholder, unitholder or other security holder of any of the issuer of the Reference Asset or any other such issuers including, without limitation, any voting rights or rights to receive dividends or other distributions.
Neither the United States Securities and Exchange Commission (“SEC”), nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or product prospectus supplement. Any representation to the contrary is a criminal offense.
The Securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.
Scotia Capital (USA) Inc., our affiliate, will purchase the Securities from us for distribution to other registered broker dealers including WFS or will offer the Securities directly to investors. Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in Securities after their initial sale. If you are buying Securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, the final pricing supplement to which this pricing supplement relates may be used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement and on page PS-47 of the accompanying product prospectus supplement.
	Per Security	Total
Price to public[1]	100.00%	$●
Underwriting commissions[2]	3.00%	$●
Proceeds to The Bank of Nova Scotia[3]	97.00%	$●
The Securities have complex features and investment in the Securities involves certain risks. You should refer to “Additional Risks” beginning on page P-14 in this pricing supplement and “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the accompanying product prospectus supplement and “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and on page 6 of the accompanying prospectus.
We will deliver the Securities in book-entry form through the facilities of The Depository Trust Company (“DTC”) on or about the Original Issue Date against payment in immediately available funds.
Scotia Capital (USA) Inc.	Wells Fargo Securities, LLC

1 If the Securities priced today, the estimated value of the Securities as determined by the Bank would be between $916.41 (91.641%) and $954.78 (95.478%) per $1,000 Principal Amount of the Securities. See "The Bank's Estimated Value of the Securities" in this pricing supplement for additional information.
2 Scotia Capital (USA) Inc. or one of our affiliates will purchase the aggregate Principal Amount of the Securities and as part of the distribution, will sell the Securities to WFS at a discount of up to $30.00 (3.00%) per $1,000 Principal Amount of the Securities. Wells Fargo Securities, LLC will provide selected dealers, which may include Wells Fargo Advisors ("WFA", the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $17.50 (1.75%) per $1,000 Principal Amount of the Securities, and WFA will receive a distribution expense fee of $0.75 (0.075%) per $1,000 Principal Amount of the Securities for Securities sold by WFA. In respect of certain Securities sold in this offering, we may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers. See "Supplemental Plan of Distribution (Conflicts of Interest)" in this pricing supplement.
3 Excludes any profits from hedging. For additional considerations relating to hedging activities see "Additional Risks — Risks Relating to Estimated Value and Liquidity — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices" in this pricing supplement.

Summary
The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, and the accompanying prospectus, prospectus supplement, and product prospectus supplement. See “Additional Terms of the Securities” in this pricing supplement.
Issuer:	The Bank of Nova Scotia (the “Bank”)

Issue:	Senior Note Program, Series A

CUSIP/ISIN:	064159R99 / US064159R990

Type of Securities:	Market Linked Securities – Leveraged Upside Participation to a Cap and Contingent Downside, Principal at Risk Securities

Reference Asset:	The Energy Select Sector SPDR® Fund (Bloomberg Ticker: XLE)

Minimum Investment and Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

Principal Amount:	$1,000 per Security

Original Offering Price:	100.00% of the Principal Amount of each Security

Currency:	U.S. Dollars

Pricing Date:	Expected to be February 12, 2021

Trade Date:	Expected to be February 12, 2021

Original Issue Date:	Expected to be February 17, 2021 (to be determined on the Trade Date and expected to be the 2nd scheduled Business Day after the Trade Date)

Maturity Date:
August 17, 2023 or, if such day is not a Business Day, the next succeeding Business Day. If the scheduled Calculation Day is not a Trading Day or if a market disruption event occurs or is continuing on the day that would otherwise be the Calculation Day so that the Calculation Day as postponed falls less than two Business Days prior to the scheduled Maturity Date, the Maturity Date will be postponed to the second Business Day following the Calculation Day as postponed.

Principal at Risk:	If the Ending Price is less than the Threshold Price, you will lose more than 30.00%, and possibly all, of your investment in the Securities.

Fees and Expenses:
Scotia Capital (USA) Inc. or one of our affiliates will purchase the aggregate Principal Amount of the Securities and as part of the distribution, will sell the Securities to WFS at a discount of up to $30.00 (3.00%) per $1,000 Principal Amount of the Securities. WFS will provide selected dealers, which may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $17.50 (1.75%) per $1,000 Principal Amount of the Securities, and WFA will receive a distribution expense fee of $0.75 (0.075%) per $1,000 Principal Amount of the Securities for Securities sold by WFA.

In addition, in respect of certain Securities sold in this offering, we may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

The price at which you purchase the Securities includes costs that the Bank, the Underwriters or their respective affiliates expect to incur and profits that the Bank, the Underwriters or their respective affiliates expect to realize in connection with hedging activities related to the Securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the Securities.  As a result, you may experience an immediate and substantial decline in the market value of your Securities on the Pricing Date. See “Additional Risks — Risks Relating to Estimated Value and Liquidity — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market

Prices” in this pricing supplement.

Redemption Amount at Maturity:	The Redemption Amount at Maturity will be based on the performance of the Reference Asset and will be calculated as follows:

If the Ending Price is greater than the Starting Price, then the Redemption Amount at Maturity will equal:

the lesser of (a) Principal Amount + (Principal Amount × Participation Rate × Percentage Change) and (b) the Capped Value

If the Ending Price is less than or equal to the Starting Price, but greater than or equal to the Threshold Price, then the Redemption Amount at Maturity will equal: the Principal Amount

If the Ending Price is less than the Threshold Price, then the Redemption Amount at Maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

If the Ending Price is less than the Threshold Price, you will have full downside exposure to the decrease in the price of the Reference Asset from the Starting Price and, accordingly, you will lose more than 30.00%, and possibly all, of your  investment in the Securities.

Starting Price:	The Fund Closing Price of the Reference Asset on the Pricing Date

Ending Price:	The Fund Closing Price of the Reference Asset on the Calculation Day

Fund Closing Price:
The Fund Closing Price with respect to the Reference Asset on any Trading Day means the product of (i) the Closing Price of one share of the Reference Asset (or one unit of any other security for which a Fund Closing Price must be determined) on such Trading Day and (ii) the Adjustment Factor applicable to the Reference Asset on such Trading Day.

Closing Price:
The Closing Price for one share of the Reference Asset (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Exchange Act on which the Reference Asset (or any such other security) is listed or admitted to trading. In certain special circumstances, the Closing Price will be determined by the Calculation Agent. See “—Market Disruption Events” and “—Calculation Day” herein.

Adjustment Factor:
The Adjustment Factor means, with respect to a share of the Reference Asset (or one unit of any other security for which a Fund Closing Price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Reference Asset. See “—Anti-dilution Adjustments Relating to the Reference Asset" herein.

Percentage Change:
The Percentage Change, expressed as a percentage, with respect to the Redemption Amount at Maturity, is calculated as follows:

Ending Price – Starting Price
Starting Price

For the avoidance of doubt, the Percentage Change may be a negative value.

Threshold Price:	To be determined on the Pricing Date (equal to the Starting Price multiplied by 70.00%).

Capped Value:
$[1,550.00-1,600.00] per $1,000 Principal Amount of the Securities (exact amount to be determined on the Pricing Date), which equals the Principal Amount per Security x [155.00%-160.00%] (exact amount to be determined on the Pricing Date). As a result of the Capped Value, the maximum total return at maturity of the Securities will be [55.00% to 60.00%] of the Principal Amount.

Participation Rate:	150.00%

Calculation Day:
August 10, 2023 or, if such day is not a Trading Day, the next succeeding Trading Day.

The Calculation Day could also be delayed by the occurrence of a market disruption event. If a market disruption event occurs or is continuing on the day that would otherwise be the Calculation Day, the Ending Price will equal the Fund Closing Price of the Reference Asset on the first Trading Day following the day that would otherwise be the Calculation Day on which the Calculation Agent determines that a market disruption event has not occurred and is not continuing. If a market disruption event occurs or is continuing on each Trading Day to and including the eighth Trading Day following the originally scheduled Calculation Day, then the Calculation Agent will determine the closing price of the Fund on such eighth Trading Day based on its good faith estimate of the value of the shares (or other applicable securities) of the Fund as of the close of trading on such eighth Trading Day.

Trading Day:
A “Trading Day” with respect to the Reference Asset means a day, as determined by the Calculation Agent, on which the relevant exchange and each related futures or options exchange with respect to the Reference Asset or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

Market Disruption Event:
For purposes of the Securities, the definition of “market disruption event” set forth in the product prospectus supplement is superseded. For purposes of the Securities, a “market disruption event” means any of the following events as determined by the Calculation Agent in its sole discretion:

(A)     The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant exchange or otherwise relating to the shares (or other applicable securities) of the Reference Asset or any successor fund on the relevant exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant exchange or otherwise.
(B)     The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of the Reference Asset or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.
(C)     The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of the Reference Asset or any successor fund on the relevant exchange at any time during the one-hour period that ends at the close of trading on that day.
(D)     The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of the Reference Asset or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.
(E)     The closure of the relevant exchange or any related futures or options exchange with respect to the Reference Asset or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)     The relevant exchange or any related futures or options exchange with respect to the Reference Asset or any successor fund fails to open for trading during its regular trading session.
For purposes of determining whether a market disruption event has occurred:

(1)     “close of trading” means the scheduled closing time of the relevant exchange with respect to the Reference Asset or any successor fund; and

(2)     the “scheduled closing time” of the relevant exchange or any related futures or options exchange on any Trading Day for the Reference Asset or any successor fund means the scheduled weekday closing time of such relevant exchange or related futures or options exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours.

Anti-dilution Adjustments Relating to the Reference Asset:
The Calculation Agent will adjust the Adjustment Factor as specified below if any of the events specified below occurs with respect to the Reference Asset and the effective date or ex-dividend date, as applicable, for such event is after the Pricing Date and on or prior to the Calculation Day
.
The adjustments specified below do not cover all events that could affect the Reference Asset, and there may be other events that could affect the Reference Asset for which the Calculation Agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the Calculation Agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, the Reference Asset, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the Calculation Agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the Calculation Agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the Calculation Agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the Calculation Agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the Reference Asset
.
For any event described below, the Calculation Agent will not be required to adjust the Adjustment Factor unless the adjustment would result in a change to the Adjustment Factor then in effect of at least 0.10%. The Adjustment Factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)        Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and the number of securities which a holder of one share (or other applicable security) of the Reference Asset before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)        Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which the securities are linked has been made by the Reference Asset ratably to all holders of record of such shares (or other applicable security), then the Adjustment Factor will be adjusted on the ex-dividend date to equal the prior Adjustment Factor plus the product of the prior Adjustment Factor and the number of shares (or other applicable security) of the Reference Asset which a holder of one share (or other applicable security) of the Reference Asset before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of the Reference Asset paid or distributed is based on a fixed cash equivalent value.

(C)        Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then the Adjustment Factor will be adjusted on the ex-dividend date to equal the product of the prior Adjustment Factor and a fraction, the numerator of which is the closing price per share (or other applicable security) of the Reference Asset on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of the Reference Asset on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).
For purposes of determining whether an extraordinary dividend has occurred:

(1)        “extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the Calculation Agent determines, in its sole discretion, is extraordinary or special; and

(2)       “extraordinary dividend amount” with respect to an extraordinary dividend for the securities of the Reference Asset will equal the amount per share (or other applicable security) of the Reference Asset of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the Calculation Agent in its sole discretion.

A distribution on the securities of the Reference Asset described below under the section entitled “—Reorganization Events" herein that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)        Other Distributions

If the Reference Asset declares or makes a distribution to all holders of the shares (or other applicable security) of the Reference Asset of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends" herein, then the Calculation Agent may, in its sole discretion, make such adjustment (if any) to the Adjustment Factor as it deems appropriate in the circumstances. If the Calculation Agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)        Reorganization Events

If the Reference Asset, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the Reference Asset is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the Calculation Agent shall, in its sole discretion, make an adjustment to the Adjustment Factor or the method of determining the payment at maturity or any other terms of the securities as the Calculation Agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may deem such event a liquidation event (as defined below).

Liquidation Events:
If the Reference Asset is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the Calculation Agent determines, in its sole discretion, to be comparable to the Reference Asset, then, upon the Calculation Agent’s notification of that determination to the trustee and Wells Fargo, any subsequent Fund Closing Price for the Reference Asset will be determined by reference to the Fund Closing Price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the Calculation Agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If the Reference Asset undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any Fund Closing Price of the Reference Asset is to be determined and the Calculation Agent determines that no successor fund is available at such time, then the Calculation Agent will, in its discretion, calculate the Fund Closing Price for the Reference Asset on such date by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Reference Asset, provided that if the Calculation Agent determines in its discretion that it is not practicable to replicate the Reference Asset (including but not limited to the instance in which the underlying index sponsor discontinues publication of the underlying index), then the Calculation Agent will calculate the Fund Closing Price for the Reference Asset in accordance with the formula last used to calculate such Fund Closing Price before such liquidation event, but using only those securities that were held by the Reference Asset immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the Calculation Agent calculates the Fund Closing Price as a substitute for the Reference Asset, such successor fund or Fund Closing Price will be used as a substitute for the Reference Asset for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to the Reference Asset may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the Calculation Agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events" herein.

Alternate Calculation:
If at any time the method of calculating the Reference Asset or a successor fund, or the underlying index, is changed in a material respect, or if the Reference Asset or a successor fund is in any other way modified so that the Reference Asset does not, in the opinion of the Calculation Agent, fairly represent the price of the securities of the Reference Asset or such successor fund had such changes or modifications not been made, then the Calculation Agent may, at the close of business in New York City on the date that any Fund Closing Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a closing price of the Reference Asset comparable to the Reference Asset or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the Fund Closing Price and the payment at maturity with reference to such adjusted closing price of the Reference Asset or such successor fund, as applicable.

Relevant Exchange:
The “relevant exchange” for the Reference Asset means the primary exchange or quotation system on which shares (or other applicable securities) of the Reference Asset are traded, as determined by the Calculation Agent.

Related Futures or Options Exchange:
The “related futures or options exchange” for the Reference Asset means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Reference Asset.

Form of Securities:	Book-entry

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank

Underwriters:	Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC

Status:
The Securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Tax Redemption:
The Bank (or its successor) may redeem the Securities, in whole but not in part, at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the Securities. See “Tax Redemption” in the accompanying product prospectus supplement.

Listing:	The Securities will not be listed on any securities exchange or automated quotation system

Use of Proceeds:	General corporate purposes

Clearance and Settlement:	The Depository Trust Company

Business Day:	New York and Toronto

Canadian Bail-in:	The Securities are not bail-inable debt securities under the CDIC Act

Investing in the Securities involves significant risks. If the Ending Price is less than the Threshold Price, you will lose more than 30.00%, and possibly up to 100% of your initial investment. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Bank. If the Bank were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

ADDITIONAL TERMS OF THE SECURITIES
You should read this pricing supplement together with the accompanying prospectus dated December 26, 2018, as supplemented by the accompanying prospectus supplement dated November 19, 2020 and the product prospectus supplement (Equity Securities Linked Notes and Exchange Traded Fund Linked Notes, Series A) dated November 19, 2020, relating to our Senior Note Program, Series A, of which these Securities are a part. Certain terms used but not defined in this pricing supplement will have the meanings given to them in the accompanying product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Securities may vary from the terms described in the accompanying prospectus, prospectus supplement, and product prospectus supplement in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.
This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Specific to the Notes” in the accompanying product prospectus supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website at http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000009631):
Prospectus dated December 26, 2018:
http://www.sec.gov/Archives/edgar/data/9631/000119312518357537/d677731d424b3.htm
Prospectus Supplement dated November 19, 2020:
http://www.sec.gov/Archives/edgar/data/9631/000091412120004166/bn55448709-424b3.htm
Product Prospectus Supplement (Equity Securities Linked Notes and Exchange Traded Fund Linked Notes, Series A), dated November 19, 2020:
http://www.sec.gov/Archives/edgar/data/9631/000091412120004170/bn55448880-424b2.htm

INVESTOR SUITABILITY
The Securities may be suitable for you if:
•	You fully understand and accept the risks inherent in an investment in the Securities, including the risk of losing a substantial portion or all of your initial investment
•
You understand and accept that if the Ending Price is less than the Threshold Price, you will be fully exposed to the negative performance of the Reference Asset and, accordingly, will lose more than 30.00%, and possibly all, of your initial investment

•	You believe that the Reference Asset will appreciate over the term of the Securities and that the appreciation is unlikely to exceed the cap on appreciation provided by the Capped Value
•
You understand and accept that your potential return is limited to the Capped Value and you would be willing to invest in the Securities if the Capped Value was set to the bottom of the range indicated herein (the exact Capped Value will be determined on the Pricing Date)

•	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the price of the Reference Asset
•
You do not seek current income from your investment and are willing to forgo any dividends paid on the shares of the Reference Asset and the stocks held in the Reference Asset’s portfolio (the “Reference Asset Constituent Stocks”)

•	You are willing to hold the Securities to maturity, a term of approximately 30 months, and accept that there may be little or no secondary market for the Securities
•	You are willing to accept the risk of exposure to companies in the energy sector
•
You are willing to assume the credit risk of the Bank for all payments under the Securities, and understand that if the Bank defaults on its obligations you may not receive any amounts due to you, including any repayment of principal

The Securities may not be suitable for you if:
•	You do not fully understand or are unwilling to accept the risks inherent in an investment in the Securities, including the risk of losing a substantial portion or all of your initial investment
•	You require an investment designed to guarantee a return of principal at maturity
•	You cannot tolerate a loss of more than 30.00%, and possibly all, of your initial investment
•
You believe that the Ending Price will be less than the Starting Price, or you believe the Reference Asset will appreciate over the term of the Securities and that the appreciation, after giving effect to the Participation Rate, is likely to exceed the Capped Value

•
You seek an investment that has unlimited return potential without a cap on appreciation or you would be unwilling to invest in the Securities if the Capped Value was set to the bottom of the range indicated herein (the exact Capped Value will be determined on the Pricing Date)

•	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the price of the Reference Asset
•	You seek current income from your investment or prefer to receive dividends paid on the shares of the Reference Asset and/or the Reference Asset Constituent Stocks
•	You are unwilling to hold the Securities to maturity, a term of approximately 30 months, or you seek an investment for which there will be an active secondary market
•	You are not willing to assume the credit risk of the Bank for all payments under the Securities
•	You are not willing to purchase securities with an estimated value that is lower than the Original Offering Price
•	You are not willing to accept the risk of exposure to companies in the energy sector
•	You prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings
The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Additional Risks”

herein and the “Additional Risk Factors Specific to the Notes” in the accompanying product prospectus supplement for risks related to an investment in the Securities.

HYPOTHETICAL PAYMENTS AT MATURITY ON THE SECURITIES
The examples set out below are included for illustration purposes only. The hypothetical Percentage Changes of the Reference Asset used to illustrate the calculation of the Redemption Amount at Maturity (rounded to two decimal places) are not estimates or forecasts of the Starting Price, the Threshold Price, the Ending Price or the price of the Reference Asset on the Calculation Day or on any Trading Day prior to the Maturity Date. All examples assume that a holder purchased Securities with an aggregate Principal Amount of $1,000.00, the Participation Rate of 150.00%, a Capped Value of $1,575.00 per $1,000 Principal Amount of the Securities (157.50% of the Principal Amount, the midpoint of the specified range for the Capped Value), and that no market disruption event occurs on the Calculation Day. Amounts below may have been rounded for ease of analysis.
Example 1—	Calculation of the Redemption Amount at Maturity where the Ending Price is greater than the Starting Price.

	Percentage Change:	3.00%

	Redemption Amount at Maturity:	$1,000.00 + ($1,000.00 × 150.00% × 3.00%) = $1,000.00 + $45.00 = $1,045.00

	On a $1,000 investment, a 3.00% Percentage Change results in a Redemption Amount at Maturity of $1,045.00.

Example 2—	Calculation of the Redemption Amount at Maturity where the Ending Price is greater than the Starting Price (and the Redemption Amount at Maturity is limited by the Capped Value).

	Percentage Change:	50.00%

	Redemption Amount at Maturity:	$1,000.00 + ($1,000.00 x 150.00% x 50.00%) = $1,000.00 + $750.00 = $1,750.00 however, since the Capped Value is $1,575.00, the Redemption Amount at Maturity would be $1,575.00

On a $1,000 investment, a 50.00% Percentage Change results in a Redemption Amount at Maturity of $1,575.00.

In addition to limiting your return on the Securities, the Capped Value limits the positive effect of the Participation Rate. If the Ending Price is greater than the Starting Price, you will participate in the performance of the Reference Asset at a rate of 150.00% up to a certain point. However, the effect of the Participation Rate will be progressively reduced for Ending Prices that are greater than approximately 138.33% of the Starting Price (assuming a Capped Value of $1,575.00 which is equal to the midpoint of the range specified herein) since your return on the Securities for any Ending Price greater than approximately 138.33% of the Starting Price will be limited to the Capped Value.

Example 3—	Calculation of the Redemption Amount at Maturity where the Ending Price is less than or equal to the Starting Price, but greater than or equal to the Threshold Price.

	Percentage Change:	-5.00%

	Redemption Amount at Maturity:	$1,000.00 (at maturity, if the Percentage Change is negative BUT the decrease is not more than 30.00%, then the Redemption Amount at Maturity will equal the Principal Amount)

	On a $1,000 investment, a -5.00% Percentage Change results in a Redemption Amount at Maturity of $1,000.00

Example 4—	Calculation of the Redemption Amount at Maturity where the Ending Price is less than the Threshold Price.

	Percentage Change:	-50.00%

	Redemption Amount at Maturity:	$1,000 + ($1,000 × -50.00%) = $500.00

On a $1,000 investment, a -50.00% Percentage Change results in a Redemption Amount at Maturity of $500.00.

If the Ending Price is less than the Threshold Price, the Bank will pay you less than the full Principal Amount resulting in a loss on your investment that is equal to the Percentage Change. In such circumstances, you will lose more than 30.00%, and possibly all, of your investment in the Securities.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Bank. If the Bank were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.
The following graph represents hypothetical returns only and is not indicative of actual results. The graph demonstrates the hypothetical return on the Securities at maturity for the set of Percentage Changes of the Reference Asset from -100.00% to 100.00% using the same assumptions as set forth above. Your investment may result in a loss of all of your initial investment in the Securities at maturity.

Hypothetical Payoff Profile
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
-80%
-90%
-100%
Security Return %
150% of Percentage Change,
to capped value
30% Contingent Barrier
-100%
-90%
-80%
-70%
-60%
-50%
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Percentage Change %
Percentage Change
Security Return
Capped Value

Hypothetical Returns on the Securities
Hypothetical Ending Price	Hypothetical Percentage Change from the hypothetical Starting Price to the hypothetical Ending Price	Hypothetical Redemption Amount at Maturity per Security	Hypothetical pre-tax total rate of return
$175.00	75.00%	$1,575.00	57.50%
$150.00	50.00%	$1,575.00	57.50%
$145.00	45.00%	$1,575.00	57.50%
$140.00	40.00%	$1,575.00	57.50%
$138.34	38.34%	$1,575.00	57.50%
$130.00	30.00%	$1,450.00	45.00%
$120.00	20.00%	$1,300.00	30.00%
$110.00	10.00%	$1,150.00	15.00%
$105.00	5.00%	$1,075.00	7.50%
$100.00	0.00%	$1,000.00	0.00%
$95.00	-5.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$80.00	-20.00%	$1,000.00	0.00%
$70.00	-30.00%	$1,000.00	0.00%
$69.00	-31.00%	$690.00	-31.00%
$60.00	-40.00%	$600.00	-40.00%
$50.00	-50.00%	$500.00	-50.00%
$40.00	-60.00%	$400.00	-60.00%
$30.00	-70.00%	$300.00	-70.00%
$25.00	-75.00%	$250.00	-75.00%
$20.00	-80.00%	$200.00	-80.00%
$10.00	-90.00%	$100.00	-90.00%
$0.00	-100.00%	$0.00	-100.00%
Assumes a hypothetical Starting Price of $100.00, which has been chosen arbitrarily for illustrative purposes only, a hypothetical Threshold Price of $70.00 (70.00% of the hypothetical Starting Price) and a Capped Value of $1,575.00 (the midpoint of the Capped Value range). The actual Starting Price, Threshold Price and Capped Value will be determined on the Pricing Date. Each Security has a Principal Amount of $1,000.
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive on the Maturity Date and the resulting pre-tax rates of return will depend on the actual Ending Price and Capped Value.

ADDITIONAL RISKS
An investment in the Securities involves significant risks. In addition to the following risks included in this pricing supplement, we urge you to read “Additional Risk Factors Specific to the Notes” in the accompanying product prospectus supplement and “Risk Factors” in the accompanying prospectus supplement and the accompanying prospectus.
You should understand the risks of investing in the Securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Securities in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying prospectus, prospectus supplement and product prospectus supplement.
Risks Relating to Return Characteristics
Risk of Loss at Maturity
Any payment on the Securities at maturity depends on the Ending Price and Percentage Change of the Reference Asset. The Bank will repay you the full Principal Amount of your Securities only if the Ending Price is equal to or greater than the Threshold Price. If the Ending Price is less than the Threshold Price, you will lose more than 30.00%, and possibly all, of the Principal Amount of your Securities. Specifically, if the Ending Price is less than the Threshold Price, you will lose 1% for each 1% decline in the Ending Price from the Staring Price and may lose your entire investment in the Securities.
The Participation Rate and the Contingent Downside Market Exposure to the Reference Asset Applies Only at Maturity
You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the Participation Rate or the Securities themselves and you may have to sell them at a loss relative to your initial investment even if the price of the Reference Asset at such time is not below its Threshold Price. You will receive the full benefit of the Participation Rate and the contingent repayment of principal, if applicable, only if you hold your Securities to maturity.
Your Potential Redemption Amount at Maturity Is Limited by the Capped Value
The Redemption Amount at Maturity will not exceed the Capped Value. Therefore, if the appreciation of the Reference Asset, after taking into account the effect of the Participation Rate, exceeds the cap on appreciation provided by the Capped Value, the Securities will provide less opportunity to participate in the appreciation of the Reference Asset than an investment that provides full participation in such appreciation. Accordingly, the return on the Securities may be less than that of an investment that is directly linked to the positive performance of the Reference Asset.
The Securities Differ from Conventional Debt Instruments
The Securities are not conventional notes or debt instruments. The Securities do not provide you with interest payments prior to maturity as a conventional fixed-rate or floating-rate debt security would. The return that you will receive on the Securities, which could be negative, may be less than that of other investments. Even if your return is positive, your return may be less than that of a conventional, interest-bearing senior debt security of the Bank.
The Redemption Amount at Maturity Is Not Linked to the Price of the Reference Asset at Any Time Other Than the Calculation Day
The Redemption Amount at Maturity will be based on the Ending Price (subject to adjustments as described herein). Therefore, for example, if the Fund Closing Price of the Reference Asset declined as of the Calculation Day compared to the Pricing Date, the Redemption Amount at Maturity may be significantly less than it would otherwise have been had the Redemption Amount at Maturity been linked to the Fund Closing Price of the Reference Asset prior to the Calculation Day. Although the actual price of the Reference Asset at maturity or at other times during the term of the Securities may be higher than the Ending Price, you will not benefit from the Fund Closing Price of the Reference Asset at any time other than the Calculation Day.

Holding the Securities is Not the Same as Holding the Reference Asset or the Reference Asset Constituent Stocks
Holding the Securities is not the same as holding the Reference Asset or Reference Asset Constituent Stocks. As a holder of the Securities, you will not be entitled to the voting rights or rights to receive dividends or other distributions or other rights that holders of the Reference Asset or the Reference Asset Constituent Stocks would enjoy.
No Assurance that the Investment View Implicit in the Securities Will Be Successful
It is impossible to predict whether and the extent to which the price of the Reference Asset will rise or fall. There can be no assurance that the Ending Price will be greater than the Starting Price or that the Ending Price will not be less than the Threshold Price. The Ending Price may be influenced by complex and interrelated political, economic, financial and other factors that affect the Reference Asset and the Reference Asset Constituent Stocks. You should be willing to accept the risks of the price performance of equity securities in general and the Reference Asset in particular, and the risk of losing a substantial portion or all of your initial investment.
Furthermore, we cannot give you any assurance that the future performance of the Reference Asset will result in your receiving an amount greater than or equal to the Principal Amount of your Securities. Certain periods of historical performance of the Reference Asset or the Reference Asset Constituent Stocks would have resulted in you receiving less than the Principal Amount of your Securities if you had owned securities with terms similar to these Securities in the past. See “Information Regarding the Reference Asset” in this pricing supplement for further information regarding the historical performance of the Reference Asset.
Risks Relating to Characteristics of the Reference Asset
The Securities are Subject to Market Risk
The return on the Securities is directly linked to the performance of the Reference Asset and indirectly linked to the value of the Reference Asset Constituent Stocks and other assets comprising the Reference Asset (together with the Reference Asset Constituent Stocks, the “Reference Asset Constituents”). The price of the Reference Asset can rise or fall sharply due to factors specific to the Reference Asset Constituents, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the Reference Asset Constituents and, therefore, the Reference Asset.
The Securities are Subject to Risks Associated with the Energy Sector
The Reference Asset seeks to track the performance of the Energy Select Sector Index (its “Target Index”), which is comprised of the stocks of companies representing the energy sector of the S&P 500® Index. All or substantially all of the Reference Asset Constituent Stocks are issued by companies whose primary lines of business are directly associated with the energy sector. The Reference Asset Constituent Stocks are concentrated in the energy sector, which means the Reference Asset will be more affected by the performance of the energy sector than a fund that is more diversified. Energy companies typically develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Securities prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events, exchange rates and economic conditions will likewise affect the performance of these companies. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for energy companies' products or services or for energy products and services in general, as well as negative developments in these other areas, could adversely impact performance of energy sector companies. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims.

The Price of the Reference Asset May be Affected by the Performance of a Small Number of Companies
As of December 31, 2020 (as described below under “Information Regarding the Reference Asset”), approximately 45.52% of the Reference Asset’s portfolio consisted of the stocks of only two companies and approximately 58.80% consisted of the stocks of only five companies. The performance of the Reference Asset’s portfolio will be more significantly affected by the performance of these companies than would a more diversified pool of assets. Negative developments with respect to a small number of companies that account for a significant portion of the Reference Asset’s portfolio may have a significant adverse effect on the value of the Reference Asset and, accordingly, on the value of your Securities.
There Are Risks Associated with a Reference Asset that is an Exchange-Traded Fund
Although the Reference Asset's shares are listed for trading on NYSE Arca, Inc. (the “NYSE Arca”) and a number of similar products have been traded on the NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Reference Asset or that there will be liquidity in the trading market. In addition:
Management Risk:
The Reference Asset is subject to management risk, which is the risk that the Investment Advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the Investment Advisor may elect to invest certain of the Reference Asset's assets in shares of equity securities that are not included in the Target Index. The Reference Asset is also not actively managed and may be affected by a general decline in market segments relating to the Target Index. The Investment Advisor invests in securities included in, or representative of, the Target Index regardless of their investment merits.  The Investment Advisor does not attempt to take defensive positions in declining markets. Accordingly, the performance of the Reference Asset could be lower than other types of funds that may actively shift portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.
Custody and Liquidity Risk
The Reference Asset is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems. Difficulty in executing and settling trades in securities held by the Reference Asset may make it difficult to accurately calculate the NAV per share of the Reference Asset and the liquidity of the Reference Asset may be adversely affected. Market participants may face difficulty in creating and redeeming shares of the Reference Asset, which may have an adverse effect on the price per share of the Reference Asset and the value of the Securities.
Tracking and Underperformance Risk
The Reference Asset may not replicate the performance of, and may underperform, the Target Index. The performance of the Reference Asset will reflect additional transaction costs and fees that are not included in the calculation of the Target Index. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the Reference Asset and the Target Index.
The return on the Securities will not be the same as investing directly in the Reference Asset or in the Target Index or in the Reference Asset Constituents, and will not be the same as investing in a debt security with payments linked to the performance of the Target Index. The variation in performance between the Reference Asset and the Target Index is called “tracking error” and, at times, the tracking error may be significant.

The Value of the Reference Asset May Fluctuate Relative to its NAV
The NAV of the Reference Asset may fluctuate with changes in the market value of the Reference Asset Constituents. The market prices of the Reference Asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the Reference Asset may differ from its NAV per share; the Reference Asset may trade at, above or below its NAV per share.
The Bank Cannot Control Actions by the Investment Advisor of the Reference Asset that May Adjust the Reference Asset in a Way that Could Adversely Affect the Payments on the Securities and Their Market Value, and the Investment Advisor Has No Obligation to Consider Your Interests
The investment advisor of the Reference Asset (as specified herein under “Information Regarding the Reference Asset,” the “Investment Advisor”) may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the Investment Advisor concerning the calculation of the net asset value (“NAV”) of the Reference Asset, additions, deletions or substitutions of securities in the Reference Asset and the manner in which changes affecting the Target Index are reflected in the Reference Asset that could affect the market price of the shares of the Reference Asset, and therefore, the amount payable on your Securities. The amount payable on your Securities and their market value could also be affected if the Investment Advisor changes these policies, for example, by changing the manner in which it calculates the NAV of the Reference Asset, or if the Investment Advisor discontinues or suspends calculation or publication of the NAV of the Reference Asset. If events such as these occur, the Calculation Agent may be required to make discretionary judgments that affect the return you receive on the Securities. For example, as described herein, if the Reference Asset undergoes a liquidation event, the Calculation Agent may be required to select a successor fund or, if no successor fund is available, to determine the Fund Closing Price of the Reference Asset on the Calculation Day and, in the event of certain changes in or modifications to the Reference Asset or the Target Index, the Calculation Agent may be required to determine whether to adjust the Fund Closing Price of the Reference Asset on the Calculation Day.
Changes Affecting the Reference Asset Could Have an Adverse Effect on the Value of, and any Amount Payable on, the Securities
The policies of the Investment Advisor concerning additions, deletions and substitutions of the Reference Asset Constituent Stocks and the manner in which the Investment Advisor takes account of certain changes affecting those Reference Asset Constituent Stocks or the Target Index may adversely affect the price of the Reference Asset. The policies of the Investment Advisor with respect to the composition or calculation of the Reference Asset could also adversely affect the price of the Reference Asset. The Investment Advisor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could have a material adverse effect on the value of, and any amount payable on, the Securities.
Past Performance is Not Indicative of Future Performance
The actual performance of the Reference Asset over the term of the Securities, as well as the amount payable at maturity, may bear little relation to the historical performance of the Reference Asset or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Reference Asset.
Risks Relating to Estimated Value and Liquidity
The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices
Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the Securities at any time in secondary market transactions will likely be significantly lower than the Original Offering Price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the Securities and the cost of hedging our obligations under the Securities that are included in the Original Offering Price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your Securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.

WFS has advised us that if it or any of its affiliates makes a secondary market in the Securities at any time up to the Original Issue Date or during the 3-month period following the Original Issue Date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the Original Offering Price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the Securities through an account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement.
The Bank’s Estimated Value of the Securities Will be Lower than the Original Offering Price of the Securities
The Bank’s estimated value is only an estimate using several factors. The Original Offering Price of the Securities will exceed the Bank’s estimated value because costs associated with selling and structuring the Securities, as well as hedging the Securities, are included in the Original Offering Price of the Securities. These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the Securities. See “The Bank’s Estimated Value of the Securities” in this pricing supplement.
The Bank’s Estimated Value Does Not Represent Future Values of the Securities and may Differ from Others’ Estimates
The Bank’s estimated value of the Securities is determined by reference to the Bank’s internal pricing models when the terms of the Securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and the Bank’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your Securities. Different pricing models and assumptions could provide valuations for Securities that are greater than or less than the Bank’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy Securities from you in secondary market transactions. See “The Bank’s Estimated Value of the Securities” in this pricing supplement.
The Bank’s Estimated Value is Not Determined by Reference to Credit Spreads for our Conventional Fixed-Rate Debt
The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the Securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the Securities and any secondary market prices of the Securities. See “The Bank’s Estimated Value of the Securities” in this pricing supplement.
We May Sell an Additional Aggregate Principal Amount of the Securities at a Different Issue Price
We may decide to sell an additional aggregate Principal Amount of the Securities subsequent to the date of the final pricing supplement. The issue price of the Securities in the subsequent sale may differ substantially (higher or lower) from the Original Offering Price provided on the cover of this pricing supplement.
The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased
The price at which the Securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the price of the Reference Asset over the full term of the Security, (ii) volatility of the price of the Reference Asset and the market’s perception of future volatility of the price of the Reference Asset, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the securities included in the Reference Asset, (vi) time remaining to maturity and (vii) currency exchange rates. In particular, because the provisions of the Security relating to the Redemption Amount at Maturity and the Capped Value behave like options, the value of the Security will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated price of the Reference Asset and other relevant factors, the market value of the Securities may decrease and you may receive substantially less than 100.00% of the Original Offering Price if you sell your Securities prior to maturity. We anticipate that the value of the Securities will always be at a discount to the Capped Value.
The Securities Lack Liquidity
The Securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the Securities. Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the Securities from you. If at any time Scotia Capital (USA) Inc. was not to make a market in the Securities, it is likely that there would be no secondary market for the Securities. Accordingly, you should be willing to hold your Securities to maturity.
If the Prices of the Reference Asset or the Reference Asset Constituent Stocks Change, the Market Value of Your Securities May Not Change in the Same Manner
Your Securities may trade quite differently from the performance of the Reference Asset or the Reference Asset Constituent Stocks. Changes in the prices of the Reference Asset or the Reference Asset Constituent Stocks may not result in a comparable change in the market value of your Securities. We discuss some of the reasons for this disparity under "— Risks Relating to Estimated Value and Liquidity — The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased" herein.
Risks Relating to Hedging Activities and Conflicts of Interest
Hedging Activities by the Bank and/or the Underwriters May Negatively Impact Investors in the Securities and Cause Our Respective Interests and Those of Our Clients and Counterparties to Be Contrary to Those of Investors in the Securities
The Bank or one or more of our respective affiliates and/or the Underwriters has hedged or expects to hedge the obligations under the Securities by purchasing futures and/or other instruments linked to the Reference Asset. The Bank or one or more of our respective affiliates and/or the Underwriters also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the Reference Asset or one or more of the Reference Asset Constituent Stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the Calculation Day.
The Bank or one or more of our respective affiliates and/or the Underwriters may also enter into, adjust and unwind hedging transactions relating to other basket- or equity-linked securities whose returns are linked to changes in the price of the Reference Asset or the Reference Asset Constituent Stocks. Any of these hedging activities may adversely affect the price of the Reference Asset—directly or indirectly by affecting the price of the Reference Asset Constituent Stocks—and therefore the market value of the Securities and the amount you will receive, if any, on the Securities. In addition, you should expect that these transactions will cause the Bank, our respective affiliates and/or the Underwriters, or our respective clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Securities. The Bank, our respective affiliates and/or the Underwriters will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Securities, and may receive substantial returns with respect to these hedging activities while the value of the Securities may decline.
Market Activities by the Bank or the Underwriters for Their Own Respective Accounts or for Their Respective Clients Could Negatively Impact Investors in the Securities
The Bank, the Underwriters and their respective affiliates provide a wide range of financial services to a substantial and diversified client base. As such, each of the Bank, the Underwriters and their respective affiliates may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we and/or our affiliates and the Underwriters and/or their respective affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the Securities or other securities that we have issued), the Reference Asset Constituent Stocks, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our own accounts or for the accounts of our customers, and we and the Underwriters will have other direct or indirect interests in those securities and in other markets that may not be consistent with your interests and may adversely affect the price of the Reference Asset and/or the value of the Securities. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the price of the Reference Asset and the market for your Securities, and you should expect that our interests and those of our affiliates and those of the Underwriters and/or of their respective affiliates, or our or their clients or counterparties, will at times be adverse to those of investors in the Securities.
The Bank, the Underwriters and their respective affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the Securities or other securities that we may issue, the Reference Asset Constituent Stocks or other securities or instruments similar to or linked to the foregoing. Investors in the Securities should expect that the Bank, the Underwriters and their respective affiliates will offer securities, financial instruments, and other products that may compete with the Securities for liquidity or otherwise.
In addition, our and their affiliates or any dealer participating in the offering of the Securities or its affiliates may, at present or in the future, publish research reports on the Reference Asset or the Reference Asset Constituent Stocks. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research reports on the Reference Asset or the Reference Asset Constituent Stocks could adversely affect the price of the Reference Asset and, therefore, adversely affect the value of and your return on the Securities. You are encouraged to derive information concerning the Reference Asset from multiple sources and should not rely on the views expressed by us, the Underwriters or our or their affiliates or any participating dealer or its affiliates.
The Bank, the Underwriters and Their Respective Affiliates Regularly Provide Services to, or Otherwise Have Business Relationships with, a Broad Client Base, Which Has Included and May Include the Investment Advisor and/or Reference Asset Constituent Stock Issuers
The Bank, the Underwriters and their respective affiliates regularly provide financial advisory, investment advisory and transactional services to a substantial and diversified client base. You should assume that the Bank or the Underwriters will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the Investment Advisor and/or Reference Asset Constituent Stock Issuers or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. You should expect that the Bank, the Underwriters and their respective affiliates, in providing these services, engaging in such transactions, or acting for their own accounts, may take actions that have direct or indirect effects on the Securities or other securities that the Bank may issue, the Reference Asset Constituent Stocks or other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the Securities. In addition, in connection with these activities, certain personnel within the Bank or the Underwriters and their respective affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the Securities.
Other Investors in the Securities May Not Have the Same Interests as You
The interests of other investors may, in some circumstances, be adverse to your interests. Other investors may make requests or recommendations to us regarding the establishment of transactions on terms that are adverse to your interests, and investors in the Securities are not required to take into account the interests of any other investor in exercising remedies, voting or other rights in their capacity as noteholders. Further, other investors may enter into market transactions with respect to the Securities, assets that are the same or similar to the Securities, assets referenced by the Securities (such as stocks or stock indices) or other similar assets or securities which may adversely impact the market for or value of your Securities. For example, an investor could take a short position (directly or indirectly through derivative transactions) in respect of securities similar to your Securities or in respect of the Reference Asset.
The Calculation Agent Can Postpone the Calculation Day for the Securities if a Market Disruption Event with Respect to the Reference Asset Occurs
If the Calculation Agent determines, in its sole discretion, that, on a day that would otherwise be the Calculation Day, a market disruption event with respect to the Reference Asset has occurred or is continuing for the Reference Asset, the Calculation Day will be postponed until the first following Trading Day on which no market disruption event occurs or is continuing, although the Calculation Day will not be postponed by more than eight scheduled Trading Days. Moreover, if the Calculation Day is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the Calculation Day, and the Calculation Agent will determine the applicable Ending Price that must be used to determine the Redemption Amount at Maturity. See “Summary—Market Disruption Events” and “—Calculation Day” in this pricing supplement.
Anti-dilution Adjustments Relating To The Shares Of The Reference Asset Do Not Address Every Event That Could Affect Such Shares
An adjustment factor, as described herein, will be used to determine the Fund Closing Price of the Reference Asset. The Adjustment Factor will be adjusted by the Calculation Agent for certain events affecting the shares of the Reference Asset. However, the Calculation Agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the Calculation Agent to adjust the Adjustment Factor, the value of the Securities may be adversely affected.
There Is No Affiliation Between Any Reference Asset Constituent Stock Issuers or the Investment Advisor and Us and We Are Not Responsible for Any Disclosure by Any of the Other Reference Asset Constituent Stock Issuers or the Investment Advisor
The Bank, the Underwriters and their respective affiliates may currently, or from time to time in the future, engage in business with the Reference Asset Constituent Stock Issuers. The Bank, the Underwriters and their respective affiliates are not affiliated with any of the companies included in the Reference Asset. None of us, the Underwriters or our or their affiliates assumes any responsibility for the accuracy or the completeness of any information about the Reference Asset or any of the Reference Asset Constituent Stocks. Before investing in the Securities you should make your own investigation into the Reference Asset and the Reference Asset Constituent Stock Issuers. See the section below entitled “Information Regarding the Reference Asset” in this pricing supplement for additional information about the Reference Asset.
A Participating Dealer or its Affiliates May Realize Hedging Profits Projected by its Proprietary Pricing Models in Addition to any Selling Concession and/or any Distribution Expense Fee, Creating a Further Incentive for the Participating Dealer to Sell the Securities to You
If any dealer participating in the distribution of the Securities (referred to as a “participating dealer”) or any of its affiliates conducts hedging activities for us in connection with the Securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or any distribution expense fee for the sale of the Securities to you, this projected profit will be in addition to the concession and/or any distribution expense fee, creating a further incentive for the participating dealer to sell the Securities to you.
Risks Relating to General Credit Characteristics
Your Investment is Subject to the Credit Risk of the Bank
The Securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, prospectus supplement and product prospectus supplement, the Securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the Securities, including the Redemption Amount at Maturity, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the Securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the Securities. If you sell the Securities prior to maturity, you may receive substantially less than the Principal Amount of your Securities.
The COVID-19 Virus May Have an Adverse Impact on the Bank
On March 11, 2020, the World Health Organization declared the outbreak of a strain of novel coronavirus disease, COVID-19, a global pandemic. Governments in affected areas have imposed a number of measures designed to contain the outbreak, including business closures, travel restrictions, quarantines and cancellations of gatherings and events. The spread of COVID-19 has had disruptive effects in countries in which the Bank operates and the global economy more widely, as well as causing increased volatility and declines in financial markets. COVID-19 has materially impacted and continues to materially impact the markets in which the Bank operates. If the pandemic is prolonged, or further diseases emerge that give rise to similar effects, the adverse impact on the global economy could deepen and result in further declines in financial markets. A substantial amount of the Bank’s business involves making loans or otherwise committing resources to specific companies, industries or countries. The COVID-19 pandemic’s impact on such borrowers, industries and countries could have a material adverse effect on the Bank’s financial results, businesses, financial condition or liquidity. The COVID-19 pandemic may also result in disruption to the Bank’s key suppliers of goods and services and result in increased unavailability of staff adversely impacting the quality and continuity of service to customers and the reputation of the Bank. As a result, the business, results of operations, corporate reputation and financial condition of the Bank could be adversely impacted for a substantial period of time.
Risks Relating to Canadian and U.S. Federal Income Taxation
Uncertain Tax Treatment
Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See “Canadian Income Tax Consequences” and “U.S. Federal Income Tax Consequences” in this pricing supplement.

INFORMATION REGARDING THE REFERENCE ASSET

The Energy Select Sector SPDR® Fund
The following is a summary description of The Energy Select Sector SPDR® Fund (referred to in this section as the “Fund”) based on information obtained from the website of the Investment Advisor. All information regarding the Fund contained herein, including its make-up, method of calculation and changes in its components, has been derived from publicly available sources and its accuracy cannot be guaranteed. That information reflects the policies of, and is subject to change by, the Investment Advisor. Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement, the accompanying prospectus, the prospectus supplement, or product prospectus supplement.
General Description
We have derived all information contained herein regarding the Fund from publicly available information. Such information reflects the policies of, and is subject to changes by The Select Sector SPDR® Trust (the “Trust”) and SSGA Funds Management, Inc. (“Investment Advisor” of the Fund). The Bank has not undertaken an independent review or due diligence of any publicly available information regarding the Fund.
The Fund is one of the separate investment portfolios (each, a “Select Sector SPDR Fund”) that constitute the Trust. Each Select Sector SPDR Fund is an “index fund” that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classification from a universe of companies defined by the S&P 500® Index (“S&P 500”). The Select Sector Indices upon which the Select Sector Funds are based together comprise all of the companies in the S&P 500. The Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index (the “Target Index”). For more information on the Target Index, see “The Energy Select Sector Index” below.
Investment Objective and Strategy
In seeking to track the performance of the Target Index, the Fund employs a replication strategy, which means that the Fund generally invests in substantially all of the securities represented in the Target Index in approximately the same proportions as the Target Index. In certain situations or market conditions, the Fund may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the Fund’s investment objective and is in the best interest of the Fund. For example, if the Fund is unable to invest directly in a component security or if a derivative investment may provide higher liquidity than other types of investments, it may make larger than normal investments in derivatives to maintain exposure to the Target Index. Consequently, under such circumstances, the Fund may invest in a different mix of investments than it would under normal circumstances. The Fund is managed with an indexing investment strategy, attempting to track the performance of an unmanaged index of securities, regardless of the current or projected performance of the Target Index or of the actual securities comprising the Target Index. This differs from an actively managed ETF, which typically seeks to outperform a benchmark index. The Fund’s performance may be less favorable than that of a portfolio managed using an active investment strategy. The structure and composition of the Target Index will affect the performance, volatility and risk of the Target Index and consequently, the performance, volatility and risk of the Fund.
The Fund’s investment strategy and other policies may be changed without shareholder approval.
Notwithstanding the Fund’s investment objective, the return on your Securities will not reflect any dividends paid on the Fund’s shares, on the securities purchased by the Fund or on the securities that comprise the Target Index.
As of December 31, 2020, ordinary operating expenses of the Fund are expected accrue at an annual rate of 0.13% of the Fund’s average daily net asset value. Expenses of the Fund reduce the net value of the assets held by the Fund and, therefore, reduce the value of each share of the Fund.
As of December 31, 2020, the Fund’s five largest company holdings include: Exxon Mobil Corporation (23.10%), Chevron Corporation (22.42%), Phillips 66 (4.44%), Schlumberger NV (4.42%) and ConocoPhillips (4.42%).

Replication Strategy
The Fund uses a replication strategy to attempt to track the performance of the Target Index. This strategy involves investing in substantially all of the securities represented in the Target Index in approximately the same proportions as the Target Index. Under normal market conditions, the Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the Target Index. The Fund will provide shareholders with at least 60 days’ notice prior to any material change in this 95% investment policy.
Correlation
Although Investment Advisor seeks to track the performance of the Target Index (i.e., achieve a high degree of correlation with the return of the Target Index), the Fund’s return may not match the return of the Target Index. The Fund incurs a number of operating expenses not applicable to the Target Index and incurs costs in buying and selling securities. In addition, the Fund may not be fully invested at times, generally as a result of cash flows into or out of the Fund or reserves of cash held by the Fund to meet redemptions.
Industry Concentration Policy
The Fund’s assets will generally be concentrated in an industry or group of industries to the extent that the Target Index concentrates in a particular industry or group of industries. By concentrating its assets in a single industry or group of industries, the Fund is subject to the risk that financial, economic, business or other conditions that have a negative effect on that industry or group of industries will negatively impact the Fund to a greater extent than if the Fund’s assets were invested in a wider variety of industries.
The Fund is non-diversified and may invest a larger percentage of its assets in securities of a few issuers or a single issuer than a diversified Fund. As a result, the Fund’s performance may be disproportionately impacted by the performance of relatively few securities.
Creation Units
Prior to trading in the secondary market, shares of the Fund are issued at NAV to certain institutional investors (typically market makers or other broker-dealers) only in block-size units, known as creation units, of 50,000 shares or multiples thereof. As a practical matter, only institutions, market makers or large investors purchase or redeem creation units. The principal consideration for a specified number of creation units (which may be revised at any time without notice) is a basket of securities and/or cash that constitutes a substantial replication, or a representation, of the securities included in the Target Index. Except when aggregated in creation units (or upon the liquidation of the Fund), shares of the Fund are not redeemable securities. There can be no assurance that there will be sufficient liquidity in the public trading market at any time to permit assembly of a creation unit.
Share Prices and the Secondary Market
The trading prices of the Fund’s shares will fluctuate continuously throughout trading hours based on market supply and demand rather than the Fund’s NAV, which is calculated at the end of each business day. The trading price of the Fund’s shares may deviate significantly from its NAV during periods of market volatility. The New York Stock Exchange disseminates an indicative optimized portfolio value of the Fund every fifteen seconds throughout the trading day. The indicative optimized portfolio value calculations are estimates of the values of the Fund’s NAV per share using market data.
Information filed by the Trust with the SEC can be found by reference to its SEC file numbers: 333-57791 and 811-08837.
In addition, information about the Fund may be obtained from other sources, including, but not limited to, the fund sponsor’s website.  We are not incorporating by reference into this pricing supplement the website or any material it includes.  Neither we nor the agent makes any representation that such publicly available information regarding the Fund is accurate or complete.

The Energy Select Sector Index
The Target Index (Bloomberg symbol, “IXE Index”) is comprised of the constituents of the S&P 500 that are assigned to the Global Industry Classification Standard (“GICS®”) Energy sector. The Target Index includes companies in the following industries: oil, gas & consumable fuels; and energy equipment & services. The S&P 500 includes a representative sample of 500 companies in leading industries of the U.S. economy. The Target Index and the S&P 500 are calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”). Additional information about the Target Index and the S&P 500 is available on the following websites: spglobal.com/spdji/en/indices/equity/energy-select-sector-index/ and spglobal.com/spdji/en/indices/equity/sp-500/. We are not incorporating by reference the websites or any material they include in this pricing supplement. We have obtained all information about the Target Index from the S&P website without independent review or due diligence of any publicly available information with respect to the Target Index or the S&P 500.
S&P and MSCI Inc. (“MSCI”) jointly developed the GICS® in 1999 to establish a global standard for categorizing companies into sectors and industries. The GICS® classifies companies into four levels of detail: 11 sectors, 24 industry groups, 69 industries and 158 sub-industries. The eleven GICS® sectors are: Communication Services, Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate, and Utilities. GICS® was designed to classify a company according to its principal business activity. To make this determination, S&P and MSCI use revenues as a key measure of a company’s business activity. Earnings and market perception, however, are also recognized as important and relevant information for classification purposes and are taken into account during the review process. A company’s classification is reviewed annually at a minimum, and companies are under constant surveillance for corporate actions. The GICS® methodology itself is reviewed annually for changes or additions to the four classification levels.
S&P rebalances the Target Index quarterly after the close of business on the third Friday of March, June, September and December (each, a “rebalancing effective date”). With prices reflected on the second Friday of March, June, September and December (each, a “rebalancing reference date”), adjusted for any applicable corporation actions, and membership, shares outstanding and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications to the float-adjusted market capitalization of constituent stocks are made as described below.
If any company has a weight greater than 24%, S&P caps that company’s float-adjusted market capitalization weight at 23%. S&P sets the cap to 23% to allow for a 2% buffer to ensure that no stock exceeds 25% as of the quarter end diversification requirement date. S&P redistributes all excess weight proportionally to all uncapped stocks within the Target Index. After this redistribution, if the float-adjusted market capitalization weight of any other stock(s) then breaches 23%, S&P repeats the process iteratively until no stock breaches the 23% weight cap. The sum of the stocks with weight greater than 4.8% cannot exceed 50% of the total index weight. If the rule in the preceding sentence is breached, then S&P ranks all the stocks in descending order of their float-adjusted market capitalization weights and the first stock that causes the 50% limit to be breached is identified. S&P then reduces the weight of that stock to 4.5%. S&P then redistributes the excess weight proportionally to all stocks with weights below 4.5% and the process is repeated iteratively until the 50% test above is satisfied. As part of the rebalancing process, S&P assigns index share amounts to each constituent stock to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each stock at the rebalancing differs somewhat from these weights due to market movements. If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure the Target Index conforms to all diversification requirements.
When companies represented in the Target Index are represented by multiple share classes, maximum weight capping is based on company float-adjusted market capitalization, with the weight of multiple-class companies allocated proportionally to each share class based on its float-adjusted market capitalization as of the rebalancing reference date. If no capping is required, both share classes remain in the Target Index at their natural float-adjusted market capitalization.
Except for the rebalancing process described above, the Target Index is calculated and maintained on the same basis as the S&P 500.

Historical Information
The graph below illustrates the performance of the Reference Asset from January 1, 2016 through February 1, 2021. The dotted line represents a hypothetical Threshold Price of $27.72, which is equal to 70.00% of $39.60, which was the Fund Closing Price of the Reference Asset on February 1, 2021. Past performance of the Reference Asset is not indicative of the future performance of the Reference Asset.

120
100
80
60
40
20
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

We obtained the information regarding the historical performance of the Reference Asset in the table and graph above from Bloomberg.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Reference Asset should not be taken as an indication of its future performance, and no assurance can be given as to the Ending Price of the Reference Asset. We cannot give you assurance that the performance of the Reference Asset will result in any positive return on your initial investment.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
Pursuant to the terms of a distribution agreement, Scotia Capital (USA) Inc., an affiliate of the Bank, will purchase the Securities from the Bank for distribution to other registered broker-dealers or will offer the Securities directly to investors.
Scotia Capital (USA) Inc. or one of our affiliates will purchase the aggregate Principal Amount of the Securities and as part of the distribution, will sell the Securities to WFS at a discount of up to $30.00 (3.00%) per $1,000 Principal Amount of the Securities. WFS will provide selected dealers, which may include WFA, with a selling concession of up to $17.50 (1.75%) per $1,000 Principal Amount of the Securities, and WFA will receive a distribution expense fee of $0.75 (0.075%) per $1,000 Principal Amount of the Securities for Securities sold by WFA.
In addition, in respect of certain Securities sold in this offering, we may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
In addition, Scotia Capital (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Securities. While the Underwriters may make markets in the Securities, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. See the sections titled “Supplemental Plan of Distribution” in the accompanying prospectus supplement and product prospectus supplement.
The price at which you purchase the Securities includes costs that the Bank, the Underwriters or their affiliates expect to incur and profits that the Bank, the Underwriters or their affiliates expect to realize in connection with hedging activities related to the Securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the Securities. As a result, you may experience an immediate and substantial decline in the market value of your Securities on the Original Issue Date.
Conflicts of Interest
Scotia Capital (USA) Inc. is an affiliate of the Bank and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, the Bank will receive the gross proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Scotia Capital (USA) Inc. is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
The Underwriters and their respective affiliates are full service financial institutions engaged in various activities,  which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Bank, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Bank. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Prohibition of Sales to EEA and United Kingdom Retail Investors
The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

THE BANK’S ESTIMATED VALUE OF THE SECURITIES
The Bank’s estimated value of the Securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the Securities. The Bank’s estimated value does not represent a minimum price at which the Bank would be willing to buy your Securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity — The Bank’s Estimated Value Is Not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt.”  The value of the derivative or derivatives underlying the economic terms of the Securities is derived from the Bank’s internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the Securities is determined when the terms of the Securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity — The Bank’s Estimated Value Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates.”
The Bank’s estimated value of the Securities will be lower than the Original Offering Price of the Securities because costs associated with selling, structuring and hedging the Securities are included in the Original Offering Price of the Securities. These costs include the selling commissions paid to the Underwriters and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your Securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the Securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Securities. See “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity — The Bank’s Estimated Value of the Securities Will Be Lower Than the Original Offering Price of the Securities” in this pricing supplement.

ADDITIONAL INFORMATION ABOUT THE SECURITIES
Please read this information in conjunction with the summary terms on the front cover of this document. Notwithstanding anything to the contrary in the accompanying product prospectus supplement for this Security, the amount you will receive at maturity will be the Redemption Amount at Maturity, defined and calculated as provided in this pricing supplement.
Additional Information About the Terminology Used in this Pricing Supplement
This pricing supplement uses certain terminology that differs from that used in the accompanying product prospectus supplement. For the avoidance of doubt, the provisions in this pricing supplement regarding any payment on the Securities will control. Please read this pricing supplement and the accompanying prospectus, prospectus supplement, and product prospectus supplement with the following mapping in mind.
“Security”	The accompanying product prospectus supplement refers to a Security as a “note”
“Original Offering Price”	The accompanying product prospectus supplement refers to the Original Offering Price as the “issue price”
“Calculation Day”	The accompanying product prospectus supplement refers to a Calculation Day as a “valuation date”
“Threshold Price”	The accompanying product prospectus supplement refers to the Threshold Price as the “Barrier Price”
“Capped Value”	The accompanying product prospectus supplement refers to the Capped Value as the “Maximum Redemption Amount”
“Starting Price”	The accompanying product prospectus supplement refers to the Starting Price as the “Initial Price”
“Ending Price”	The accompanying product prospectus supplement refers to the Ending Price as the “Final Price”
“Redemption Amount at Maturity”	The accompanying product prospectus supplement refers to the Redemption Amount at Maturity as the “payment at maturity”

CANADIAN INCOME TAX CONSEQUENCES
See “Supplemental Discussion of Canadian Tax Consequences” on page PS-27 of the accompanying product prospectus supplement.

U.S. FEDERAL INCOME TAX CONSEQUENCES
The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion under “Material U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein.
U.S. Tax Treatment. By purchasing the Securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Securities as prepaid derivative contracts with respect to the Reference Asset that are "open transactions" for U.S. federal income tax purposes. If your Securities are so treated, and you are a U.S. holder, as defined in the accompanying product prospectus supplement, subject to the discussion below regarding Section 1260 of the Code, you should generally recognize long-term capital gain or loss if you hold your Securities for more than one year (and, otherwise, short-term capital gain or loss) upon the taxable disposition of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. The deductibility of capital losses is subject to limitations.
Section 1260. Because the Reference Asset would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the Securities could be treated as a constructive ownership transaction under Section 1260 of the Code. If the Securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your Securities could be recharacterized as ordinary income, and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to consult your tax advisor concerning the possible implications of Section 1260 of the Code and to read the discussion concerning the possible treatment of the Securities as a constructive ownership transaction in the accompanying prospectus supplement.
Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities , it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the Securities  could differ materially and adversely from the treatment described above.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether a holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance the IRS and the Treasury will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. holders and non-U.S. holders are urged to consult their tax advisors regarding the possible consequences to them of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain recognized with respect to the Securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.
Non-U.S. Holders. If you are a non-U.S. holder, as defined in the accompanying product prospectus supplement, subject to Section 871(m) of the Code and FATCA, discussed below, you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, as discussed below, gain recognized on the taxable disposition of the Securities generally will not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether the Reference Asset would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code.  We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain recognized by a non-U.S. holder in respect of the Securities upon a taxable disposition (including cash settlement) of the Securities to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the Reference Asset as a USRPHC and/or the Securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.
Based on our determination that the Securities are not “delta-one” with respect to the Reference Asset, our special U.S. tax counsel is of the opinion that the Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon the Pricing Date of the Securities. If withholding under Section 871(m) of the Code is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Reference Asset or your Securities, and following such occurrence your Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered into certain other transactions in respect of the Reference Asset or the Securities. If you enter, or have entered, into other transactions in respect of the Reference Asset or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.
FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition (because recent proposed Treasury regulations, which may be currently relied upon, would eliminate FATCA withholding on gross proceeds), and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a non-U.S. entity) under the FATCA rules.
Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the Securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is impossible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the Bank).